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                                                                    EXHIBIT 99.1

Gartner, Inc. Announces Staff Reduction and Related Charge

STAMFORD, Conn.--Dec. 5, 2003--Gartner, Inc. (NYSE: IT and ITB), the world's leading technology research and advisory firm, announced today that in an effort to streamline operations, to strengthen key consulting practices, and to align its organizational structure to client segments, the Company will eliminate approximately 200 jobs or 5% of its global workforce. Gartner currently employs approximately 3,800 people worldwide.

Gartner expects to record a charge of approximately $28 million-$32 million related to the elimination of the positions. A portion of the charge will be recognized in the fourth quarter ending December 31, 2003, with the balance to be recognized in the first quarter ending March 31, 2004 as employees depart. Other than the charge, the Company does not expect these actions to have an effect on fourth quarter 2003 results.

About Gartner:

Gartner, Inc. is a research and advisory firm that helps more than 10,000 clients leverage technology to achieve business success. Gartner's businesses are Research, Consulting, Measurement, Events and Executive Programs. Founded in 1979, Gartner is headquartered in Stamford, Conn., and has more than 3,800 associates, including approximately 1,000 research analysts and consultants, in more than 75 locations worldwide. Revenue for calendar year 2002 totaled $888 million. For more information, visit www.gartner.com.

Non-GAAP Financial Measures:

In this press release we refer to the term "normalized EPS". Normalized EPS is not a financial measure under generally accepted accounting principles. In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with generally accepted accounting principles. This non-GAAP financial measure has been provided by us in our earnings releases to enhance the reader's overall understanding of the Company's current financial performance and the Company's prospects for the future. We believe normalized EPS is an important measure of our recurring operations as it excludes items that may not be indicative of our core operating results and calculates earnings per share in a manner consistent with prior periods by including the effect of debt conversion. Normalized EPS is based on net income, excluding other charges, gains and losses on investments, and gains from the sale of businesses. Normalized EPS includes the effect of the convertible debt as if it had been converted as of the beginning of each period. This calculation for periods during 2003 reflects the expectation that the convertible debt will have a dilutive effect on EPS for the full year of 2003.

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Safe Harbor Statement:

This press release contains statements regarding the Company's business outlook, the development of the Company's services, the demand for the Company's products and services. All other statements in this release other than recitation of historical facts are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). Such forward-looking statements include risks and uncertainties; consequently, actual results may differ materially from those expressed or implied thereby. Factors that could cause actual results to differ materially include, but are not limited to: the timing of the elimination of positions, the actual number of positions ultimately eliminated, ability to expand or even retain the Company's customer base in light of the adverse current economic conditions, ability to grow or even sustain revenue from individual customers in light of the adverse impact of the current economic conditions on overall IT spending; the duration and severity of the current economic slowdown; ability to attract and retain professional staff of research analysts and consultants upon whom the Company is dependent; ability to achieve and effectively manage growth, particularly as the Company seeks to reduce its overall workforce; ability to achieve continued customer renewals and achieve new contract value, backlog and deferred revenue growth in light of competitive pressures; ability to integrate operations of possible acquisitions; ability to carry out the Company's strategic initiatives and manage associated costs; ability to manage the Company's strategic partnerships; rapid technological advances which may provide increased indirect competition to the Company from a variety of sources; substantial competition from existing competitors and potential new competitors; risks associated with intellectual property rights important to the Company's products and services; additional risks associated with international operations including foreign currency fluctuations; and other risks listed from time-to-time in the Company's reports filed with the Securities and Exchange Commission, including the Company's Transitional Report on Form 10-KT for the three month transitional period ended December 31, 2002. These filings can be found on Gartner's Web site at www.gartner.com/investors and the SEC's Web site at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and the Company disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.

Contact:
     Gartner, Inc.
     Investor Contact:
     Heather McConnell
     Vice President, Investor Relations
     + 1 203-316-6768
     heather.mcconnell@gartner.com
     www.gartner.com/investors
      or
     Media Contact:
     Tom Hayes
     Group Vice President, Public Relations
     + 1 203-316-6835
     tom.hayes@gartner.com